                                                                    EXHIBIT 99.2


                              ASSIGNMENT AGREEMENT


         THIS ASSIGNMENT AGREEMENT (this "Agreement") is made and entered into as of July 25, 1999 (the "Effective Date"), by and between Wingate Partners II, L.P., a Delaware limited partnership (the "Assignor"), and the persons specified as assignees on SCHEDULE I hereto (each, an "Assignee" and collectively, the "Assignees"), and Kevco, Inc., a Texas corporation (the "Company"). Capitalized terms used without definition herein shall have the meanings specified in the Securities Purchase Agreement dated as of July 14, 1999, by and between Assignor and the Company (the "Purchase Agreement").

         The following terms are a part of and form the bases for this
Agreement:

         A. Contemporaneously herewith Assignor and the Company are executing and delivering the Purchase Agreement, which provides, among other things, for the sale by the Company to Assignor of the Shares, the Notes, and the Nonvoting Warrants (collectively, the "Securities"), on the terms and subject to the conditions set forth in the Purchase Agreement.

         B. Section 13.8 of the Purchase Agreement provides that Assignor may assign its right under the Purchase Agreement to purchase all or any portion of the Securities and/or the right to receive the Nonvoting Warrant Shares or any portion of the Nonvoting Warrant Shares to such Persons as previously disclosed in writing to and approved by the Company prior to the date of the Purchase Agreement.

         C. As of the Effective Date, Assignor desires to assign, and each Assignee desires to acquire, all of Assignor's right, title, and interest in and to the Securities specified opposite such Assignee's name on SCHEDULE I hereto (collectively, the "Assigned Interests").

         D. As of the Effective Date, the Company desires to approve Assignor's assignment to, and each Assignee's acquisition of, the Assigned Interests set forth opposite such Assignee's name on SCHEDULE I hereto.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Assignment. As of the Effective Date, Assignor hereby transfers and assigns to each Assignee, and each Assignee hereby acquires from Assignor, all of Assignor's right, title, and interest in and to the Assigned Interests set forth opposite such Assignee's name on SCHEDULE I hereto. From and after the Effective Date, each Assignee shall be the sole and exclusive owner of the Assigned Interests set forth opposite each such Assignee's name on SCHEDULE I hereto, and Assignor shall cease to have any right, title, or interest in and to, such Assigned Interests.

         2. Purchase Agreement. As of the Effective Date, each Assignee hereby agrees to become a party to the Purchase Agreement and to be bound by all of the obligations of the Assignor under the Purchase Agreement; provided, however, that this Agreement shall not relieve Assignor of its obligations under the Purchase Agreement.


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
         3. Representations and Warranties of Assignee. Each Assignee hereby represents and warrants to Assignor and the Company as of the Effective Date as follows:

                  (a) Assignee understands and acknowledges that the Securities have not been registered under the Securities Act, or the securities laws of any state or foreign jurisdiction and, unless so registered, may not be offered, sold, transferred, or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction.

                  (b) Assignee is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act).

                  (c) Assignee (A) has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of purchasing the Securities, and (B) is able to bear the economic risk of an investment in the Securities for an indefinite period of time, including the risk of a complete loss of any such investment.

                  (d) Assignee is acquiring the Securities for its own account for investment purposes and not with a view to, or for offer or sale for the Company in connection with, the distribution or resale thereof.

                  (e) Assignee understands and agrees that the Securities are being sold in a transaction not involving any public offering within the meaning of the Securities Act, and that the Securities may not be offered, sold, or otherwise transferred to, or for the account or benefit of, any Person except as permitted in the following sentence. Assignee agrees, on its own behalf and on behalf of any accounts for which Assignee is acting, that if Assignee should sell or otherwise transfer any Securities, it will do so only (A) pursuant to an exemption from the registration requirements of the Securities Act (if available) or if the Securities Act does not apply or (B) pursuant to an effective registration statement under the Securities Act, and Assignee further agrees to provide to any Person purchasing any of the Securities from it a notice advising such Assignee that resales of the Securities are restricted as stated herein.

                  (f) The Assignee understands that the Securities purchased pursuant to this Agreement will be in unregistered form only and that any certificates delivered to it in respect of the Securities will bear a legend substantially to the following effect:

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN PURCHASED PURSUANT TO A SECURITIES PURCHASE AGREEMENT DATED AS OF JULY 14, 1999, BETWEEN THE COMPANY AND WINGATE PARTNERS II, L.P. SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.


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
         4. Consent to Assignment. The Company respectively approves of and consents to, as of the Effective Date, Assignor's transfer to each Assignee of the Assigned Interests set forth opposite such Assignee's name on SCHEDULE I hereto.

         5. Amendment. This Agreement may not be amended except by written agreement signed by each party against whom such amendment is sought to be enforced.

         6. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns, and legal representatives.

         7. Counterparts. This Agreement is executed and delivered pursuant to
Section 13.8 of the Purchase Agreement and may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument.

         8. Entire Agreement. This Agreement sets forth the entire agreement and understanding, and supercedes any prior agreements and understandings, written or oral, of the parties hereto in respect of the subject matter hereof.

         9. Further Assurances. The parties hereto shall execute and deliver such further and additional instruments, agreements, and other documents, and shall take such further and additional actions, as may be appropriate or necessary to carry out the provisions of this Agreement.

         10. Governing Law. This Agreement, including, without limitation, the interpretation, construction, validity, and enforceability thereof, shall be governed by the laws (other than the conflict of laws rules) of the State of Texas.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]



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
         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    WINGATE PARTNERS II, L.P.

                                    By: Wingate Management Company II, L.P.
                                        its general partner

                                    By: Wingate Management Limited, L.L.C.,
                                        its general partner


                                    By: /s/ FREDERICK B. HEGI, JR.
                                       -----------------------------------------
                                            Frederick B. Hegi, Jr.
                                            Principal


                                    WINGATE AFFILIATES II, L.P.


                                    By: /s/ FREDERICK B. HEGI, JR.
                                       -----------------------------------------
                                            Name:  Frederick B. Hegi, Jr.
                                            Title: General Partner


                                    ARMBUCK & CO.


                                    By: /s/ GERALD M. GLEASON
                                       -----------------------------------------
                                            Name:  Gerald M. Gleason
                                            Title: Partner


                                    HC CROWN CORP.


                                    By: /s/ DWIGHT ARN
                                       -----------------------------------------
                                            Name:  Dwight Arn
                                            Title: Vice President


                                    LIMIT & CO.


                                    By: /s/ RUSSELL D. SMITH
                                       -----------------------------------------
                                            Name:  Russell D. Smith
                                            Title: Partner


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

                                    WALLACE R. & ALEXANDRA HAWLEY
                                    REVOCABLE TRUST dated 7/3/92


                                    By: /s/ WALLACE R. HAWLEY
                                       -----------------------------------------
                                    Name: Wallace R. Hawley
                                         ---------------------------------------
                                    Title: Trustee
                                          --------------------------------------


                                    CALLIER INVESTMENT COMPANY


                                    By: /s/ JAMES T. CALLIER, JR.
                                       -----------------------------------------
                                    Name: James T. Callier, Jr.
                                         ---------------------------------------
                                    Title: V.P.
                                          --------------------------------------


                                    /s/ JASON H. REED
                                    --------------------------------------------
                                    Jason H. Reed


                                    KEVCO, INC.


                                    By: /s/ JERRY E. KIMMEL
                                       -----------------------------------------
                                    Name: Jerry E. Kimmel
                                         ---------------------------------------
                                    Title: President
                                          --------------------------------------

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
                                   SCHEDULE I

-------------------------------------- ------------------ ------------------ ------------------- --------------------
                                                           Principal Amount    Principal Amount
     Assignee's Name and Address        Number of Shares         of                  of           Nonvoting Warrants
                                                            Tranche A Note      Tranche B Note
-------------------------------------- ------------------ ------------------ ------------------- --------------------
Wingate Affiliates II, L.P.                 25,542             160,820             61,490                (1)
750 North St. Paul Street, Suite 1200
Dallas, Texas  75201
Facsimile: (214) 871-8799
Attention:  Frederick B. Hegi, Jr.
-------------------------------------- ------------------ ------------------ ------------------- --------------------
Armbuck & Co.                              364,878           2,297,380            878,410                (2)
c/o The Hall Family Foundation
2501 McGee Traffic Way
Mail Drop 323
Kansas City, Missouri  64108
Facsimile:  (816) 274-8547
Attention: John A. MacDonald
-------------------------------------- ------------------ ------------------ ------------------- --------------------
HC Crown Corp.                             663,147           4,175,370          1,596,465                (3)
2501 McGee Traffic Way
Mail Drop 387
Kansas City, Missouri  64108
Facsimile:  (816) 274-7420
Attention: Jeff McMillen
-------------------------------------- ------------------ ------------------ ------------------- --------------------
Limit & Co.                                298,269           1,877,990            718,055                (4)
2501 McGee Traffic Way
Mail Drop 323
Kansas City, Missouri  64108
Facsimile:  (816) 274-8547
Attention: John A. MacDonald
-------------------------------------- ------------------ ------------------ ------------------- --------------------
Wallace R. & Alexandra Hawley                7,290              45,900             17,550                (5)
Revocable Trust dated 7/3/92
c/o InterWest Partners
3000 Sand Hill Road
Building 3, Suite 255
Menlo Park, California  94025
Facsimile: (650) 854-4706
Attention:  Wallace R. Hawley
-------------------------------------- ------------------ ------------------ ------------------- --------------------
Callier Investment Company                  10,935              68,850             26,325                (6)
950 Echo Lane, Suite 335
Houston, Texas  77024
Facsimile: (713) 973-8237
Attention:  James T. Callier, Jr.
-------------------------------------- ------------------ ------------------ ------------------- --------------------
Jason H. Reed                                3,645              22,950              8,775                (7)
c/o Wingate Partners II, L.P.
750 North St. Paul Street, Suite 1200
Dallas, Texas  75201
Facsimile: (214) 871-8799
-------------------------------------- ------------------ ------------------ ------------------- --------------------

-----------
(1) Consists of (i) the right to acquire 6,386 Nonvoting Warrant Shares to be acquired on exercise of the Nonvoting Warrant for 675,000 Nonvoting Warrant Shares, (ii) the right to acquire 7,310 Nonvoting Warrant Shares to be acquired on exercise of the Nonvoting Warrant for 772,727 Nonvoting Warrant Shares, and (iii) the right to acquire 2,795 Nonvoting Warrant Shares to be acquired on exercise of the Nonvoting Warrant for 295,455 Nonvoting Warrant Shares.
(2) Consists of (i) the right to acquire 91,220 Nonvoting Warrant Shares to be acquired on exercise of the Nonvoting Warrant for 675,000 Nonvoting Warrant Shares, (ii) the right to acquire 104,426 Nonvoting Warrant Shares to be acquired on exercise of the Nonvoting Warrant for 772,727 Nonvoting Warrant Shares, and (iii) the right to acquire 39,928 Nonvoting Warrant Shares to be acquired on exercise of the Nonvoting Warrant for 295,455 Nonvoting Warrant Shares.
(3) Consists of (i) the right to acquire 165,787 Nonvoting Warrant Shares to be acquired on exercise of the Nonvoting Warrant for 675,000 Nonvoting Warrant Shares, (ii) the right to acquire 189,789 Nonvoting Warrant Shares to be acquired on exercise of the Nonvoting Warrant for 772,727 Nonvoting Warrant Shares, and (iii) the right to acquire 72,567 Nonvoting Warrant Shares to be acquired on exercise of the Nonvoting Warrant for 295,455 Nonvoting Warrant Shares.
(4) Consists of (i) the right to acquire 74,567 Nonvoting Warrant Shares to be acquired on exercise of the Nonvoting Warrant for 675,000 Nonvoting Warrant Shares, (ii) the right to acquire 85,363 Nonvoting Warrant Shares to be acquired on exercise of the Nonvoting Warrant for 772,727 Nonvoting Warrant Shares, and (iii) the right to acquire 32,639 Nonvoting Warrant Shares to be acquired on exercise of the Nonvoting Warrant for 295,455 Nonvoting Warrant Shares.

(5) Consists of (i) the right to acquire 1,823 Nonvoting Warrant Shares to be acquired on exercise of the Nonvoting Warrant for 675,000 Nonvoting Warrant Shares, (ii) the right to acquire 2,086 Nonvoting Warrant Shares to be acquired on exercise of the Nonvoting Warrant for 772,727 Nonvoting Warrant Shares, and (iii) the right to acquire 798 Nonvoting Warrant Shares to be acquired on exercise of the Nonvoting Warrant for 295,455 Nonvoting Warrant Shares.
(6) Consists of (i) the right to acquire 2,734 Nonvoting Warrant Shares to be acquired on exercise of the Nonvoting Warrant for 675,000 Nonvoting Warrant Shares, (ii) the right to acquire 3,130 Nonvoting Warrant Shares to be acquired on exercise of the Nonvoting Warrant for 772,727 Nonvoting Warrant Shares, and (iii) the right to acquire 1,197 Nonvoting Warrant Shares to be acquired on exercise of the Nonvoting Warrant for 295,455 Nonvoting Warrant Shares.
(7) Consists of (i) the right to acquire 911 Nonvoting Warrant Shares to be acquired on exercise of the Nonvoting Warrant for 675,000 Nonvoting Warrant Shares, (ii) the right to acquire 1,043 Nonvoting Warrant Shares to be acquired on exercise of the Nonvoting Warrant for 772,727 Nonvoting Warrant Shares, and (iii) the right to acquire 399 Nonvoting Warrant Shares to be acquired on exercise of the Nonvoting Warrant for 295,455 Nonvoting Warrant Shares.


                                       7